UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2022

Thorne HealthTech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street, New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(929) 251-6321

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2022, Thorne HealthTech, Inc. (“Thorne”, or the “Company”) closed individual equity purchase agreements to acquire all outstanding membership interests of Nutrativa LLC (“Nutrativa”), for an aggregate purchase price of $15.0 million in cash (the “Nutrativa Acquisition”). The Company funded the purchase price with available cash on hand.

Paul Jacobson, the co-founder, CEO and director for Thorne, is also the CEO of Nutrativa. A special committee of independent directors (the “Special Committee”) of Thorne’s Board of Directors negotiated and approved the Nutrativa Acquisition in consultation with an independent advisory firm.

Item 8.01	Other Events.

On March 3, 2022, Thorne issued a press release announcing the Nutrativa Acquisition. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 3, 2022, issued by Thorne HealthTech, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNE HEALTHTECH, INC.

By:	/s/ Scott S. Wheeler
Name:	Scott S. Wheeler
Title:	Chief Financial Officer

Date: March 4, 2022